Calculation of Filing Fee Tables
N-2
Apollo Debt Solutions BDC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(o)	400,000,000		$ 400,000,000.00	0.0001381	$ 55,240.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 400,000,000.00		$ 55,240.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 55,240.00
Offering Note
[1]	(1) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price. Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. In accordance with Rule 462(b) under the Securities Act, the Registrant is registering an additional $400,000,000 of common shares, which will increase the maximum offering amount. A total of $10,000,000,000 of common shares of beneficial interest, par value $0.01 per share, were previously registered. This Registration Statement registers an additional $400,000,000 of common shares, resulting in a total of $10,400,000,000 in registered common shares. The additional amount of securities that is being registered represents no more than 20% of the remaining securities or the maximum aggregate offering price of the remaining securities available to be sold under the Registrant's Registration Statement on Form N-2 (File No. 333-278477), filed with the Securities and Exchange Commission on April 1, 2024.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date